EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 26, 2009, with respect to the statement of condition including the related portfolio of Van Kampen BlackRock Corporate Opportunity Trust, Series 1 (included in Van Kampen Unit Trusts, Taxable Income Series 162) as of March 26, 2009, contained in Amendment No. 4 to the Registration Statement on Form S-6 (File No. 333-155945) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP

New York, New York
March 26, 2009